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                                                                     EXHIBIT 5.1


                       INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Sierra Wireless, Inc.

We consent to the use of our audit reports dated January 22, 2003, on the consolidated financial statements of Sierra Wireless, Inc. as at December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002 incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement (Form F-10) and the related prospectus of Sierra Wireless, Inc. for the registration of its common shares.


/s/ KPMG LLP
Chartered Accountants

Vancouver, Canada
November 10, 2003